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                                                                   EXHIBIT 3.18

                                     BYLAWS

                                       OF

                           SUPER TEST PETROLEUM, INC.


                                    ARTICLE I

                                 Shares of Stock

         1.1 Certificate of Shares. The certificates of shares of capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors and as shall be required by law. The certificates of shares shall be signed by the Chairman of the Board, Vice-Chairman of the Board, President or a Vice-President and may also be signed by another officer of the Corporation. The certificates may be sealed with the seal of the Corporation or a facsimile thereof.

         1.2 Transfer of Shares. Shares of capital stock of the Corporation shall be transferred by endorsement of the certificates representing said shares by the registered holder thereof, or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney who shall be authorized by a Power of Attorney which is duly executed and filed with the Secretary of the Corporation, and by the surrender of the shares to the Secretary for cancellation. The person whose name is listed on the books of the Corporation as the owner of the shares shall be deemed by the Corporation to be the owner thereof for all purposes.

         1.3 Lost Certificates. In the event of loss of stock certificates, new certificates shall be issued only upon proof of loss by affidavit by the registered holder and approval by the Board of Directors, who may require a Bond of Indemnity in a form satisfactory to them as a condition thereof.

         1.4 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the Board may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall be not more than sixty (60) nor less than ten (10) days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this section, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date under this section for the adjourned meeting.
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         For the purpose of determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, the Board may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board and shall not be more than ten (10) days after the Board resolution. If a record date is not fixed and prior action by the Board is required with respect to the corporate action to be taken without a meeting, the record date shall be the close of business on the day on which the resolution of the Board is adopted. If a record date is not fixed and prior action by the Board is not required, the record date shall be the first date on which a signed written consent is delivered to the Corporation pursuant to Section 407 of the Michigan Business Corporation Act, as amended, or any successor provision.

         For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the Board may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall not be more than sixty (60) days before the payment of the share dividend or distribution or allotment of a right or other action. If a record date is not fixed, the record date shall be the close of business on the day on which the resolution of the Board relating to the corporate action is adopted.

         1.5 Dividends. The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE II

                                  Shareholders

         2.1 Annual Meeting. The annual meeting of the shareholders shall be held at a time and place designated by the Board of Directors. The purpose of the annual meeting shall be to elect Directors, and to transact such other business as may come before the meeting.

         2.2 Special Meeting. Special meetings of the shareholders may be called by the President or Secretary and shall be called by either of them on the request in writing or by vote of one or more shareholders of record owning a majority of the issued and outstanding shares of capital stock of the Corporation.

         2.3 Notice of Meeting. Written notice of the time, place and purpose of any shareholders' meeting shall be given to each shareholder, either personally or by mail, not less than ten (10) days nor more than sixty (60) days before the meeting. If mailed, notice shall be deemed given by depositing the same in a post office box, postage prepaid, and addressed to the last-known address of such shareholder.


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         2.4 Quorum of Shareholders. Except as hereinafter provided and as otherwise provided by law, at any meeting of the shareholders, a majority in interest of all the capital stock issued and outstanding, represented by shareholders of record in person or by proxy, shall constitute a quorum. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less interest than a quorum may adjourn any meeting.

         2.5 Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. A vote may be cast either orally or in writing. When an action, other than the election of Directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation or by law. Except as otherwise provided by the Articles of Incorporation, the Directors shall be elected by a plurality of the votes cast at an election of Directors.

         2.6 Proxies. Shareholders of record may vote at any meeting either in person or by proxy in writing, which shall be filed with the secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of three (3) years from the date of its execution unless the shareholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period.

         2.7 Waiver of Notice. Attendance of a person at a meeting of shareholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         2.8 Consent in Writing. Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if before or after the action all the shareholders entitled to vote consent in writing.

         2.9 Electronic Meetings. The shareholders may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment by means, of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

         2.10 Conduct of Meetings. Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

                  (a) The Chairperson of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the Chairperson. If, in his or her absolute discretion, the Chairperson deems it advisable to dispense with the rules of parliamentary


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procedure as to any one meeting of shareholder so part thereof, he or she shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

                  (b) If disorder should arise which, in the absolute discretion of the Chairperson, prevents the continuation of the legitimate business of the meeting, the Chairperson may quit the chair and announce the adjournment of the meeting, and upon his or her so doing, the meeting shall be immediately adjourned without the necessity of any vote or further action of the shareholders.

                  (c) The Chairperson may require any person who is not a bona fide shareholder of record on the record date, or a validly appointed proxy of such a shareholder, to leave the meeting.

                  (d) Except as the Chairperson shall direct, a resolution or motion shall be considered for vote only if proposed by a shareholder of record on the record date or a validly appointed proxy of such a shareholder, and seconded by such a shareholder or proxy other than the individual who proposed the resolution or motion.

                  (e) Unless otherwise provided in the Articles of Incorporation or directed by the Chairperson, no matter may be presented to the meeting which has not been submitted for inclusion in the agenda within ten (10) days after the date written notice of the meeting is mailed to the shareholders.

                                   ARTICLE III

                               Board of Directors

         3.1 Number, Term, and Qualifications. The business and affairs of the Corporation shall be managed by its Board of Directors. The number of Directors on the first Board of Directors shall be one (1). Thereafter, the number of Directors of the Corporation may be changed from time to time, as determined by the Board of Directors or shareholders of the Corporation. A Director need not be a shareholder. Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his resignation or removal.

         3.2 Nominations of Director Candidates. Members of the Board of Directors of the Corporation shall be nominated as follows:

                  (a) Nominations of candidates for election to the Board of Directors of the Corporation may be made by the Board of Directors or by any shareholder entitled to vote for election of Directors.


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                  (b) Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of the Directors in lieu of a meeting, at any time prior to the date of any meeting of shareholders called for the election of Directors, and such nominations shall be reflected in the record books of the Corporation as of the date made.

                  (c) Nominations made by a shareholder entitled to vote for election of Directors shall be made in writing and shall be delivered to the Secretary of the Corporation not less than fourteen (14) nor more than fifty
(50) days prior to the date of any meeting of shareholders called for the election of Directors provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such nominations shall be delivered to the Secretary of the Corporation not more than seven (7) days following the date of such notice. Such nominations shall set forth: (1) the name, age, business address and residence address of each nominee; (2) the principal occupation or employment of each nominee; (3) the number of shares of capital stock of the Corporation beneficially owned by each nominee; (4) the total number of shares of capital stock of the Corporation that will be voted for each nominee; (5) the name, business address and residence address of the nominating shareholder; (6) the number of shares of capital stock of the Corporation owned by the nominating shareholder; (7) a statement that each nominee is willing to be nominated; and (8) such other information concerning each nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees.

                  (d) If a nomination was note made in accordance with the foregoing procedures, such nomination shall be void and all votes cast in favor of a person so nominated shall be disregarded.

         3.3 Meetings. Regular meetings of the Board of Directors shall be held either with or without notice, at such times and such places as any of the Directors may by resolution from time to time determine. Special meetings of the Board of Directors shall be held whenever called by the President; or when the President shall be required to call a special meeting upon written request by any Director. Due notice of any special meeting, which may be waived, shall be given by the Secretary, in writing, not later than the day preceding the meeting. A Director's attendance at, or participation in, a meeting constitutes a waiver of notice of the meeting, except where, at the beginning of the meeting or upon his arrival, the Director objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. A member of the Board or a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this method constitutes presence in person at the meeting.

         3.4 Quorum. A majority of the members of the Board then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business.


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         3.5 Voting. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the Board or of the committee.

         3.6 Vacancies. Vacancies in the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by either the shareholders or the Directors. If the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all Directors remaining in office.

         3.7 Action Without a Meeting. Action may be taken by the Board of Directors or a committee thereof without a meeting if, before or after the action, all members of the Board then in office or of the committee consent thereto in writing. The written consent shall be filed with the minutes of the proceedings of the Board or committee.

         3.8 Removal of Directors. A Director or the entire Board may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of Directors.

         3.9 Electronic Meetings. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board, or committee, by means of conference telephone or similar communications equipment by means, of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

                                   ARTICLE IV

                                    Officers

         4.1 Officers. The officers of this Corporation shall consist of a President, a Secretary, a Treasurer, and if desired, a Chairman of the Board and one or more Vice Presidents, who shall be elected by the Board of Directors at the annual meeting held immediately after the adjournment of the regular annual meeting of the shareholders. The Board of Directors may also appoint such other officers and agents as they shall deem necessary for the transaction of business of the Corporation. An officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. Two or more offices may be held by the same person, but an officer shall not execute, acknowledge or verify an instrument in more than one capacity, if the instrument is required by law, or the Articles of Incorporation, or these Bylaws, to be executed and acknowledged or verified by two or more officers.

         4.2 Duties of Officers. The officers of the Corporation shall be charged with such duties and authority as usually appertains to such offices in a Corporation, except that said duties may be varied or added to by the Board of Directors.


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         4.3 Removal of Officers and Agents. Any officer or agent may be removed by the Board of Directors whenever in its judgment the business interests of the Corporation will be served thereby.


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                                    ARTICLE V

                                   Fiscal Year

         5.1 Fiscal Year. The Corporation's fiscal year shall be as determined from time to time by the Board of Directors.

                                   ARTICLE VI

                                   Amendments

         6.1 Amendments. These Bylaws may be altered or amended by the shareholders or the Board of Directors. Amendment of the Bylaws by the Board requires the vote of not less than a majority of the members of the Board then in office.


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